Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Global Traffic Network, Inc. does hereby certify that:
(a)	the Annual Report on Form 10-K of Global Traffic Network, Inc. for the fiscal year ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global Traffic Network, Inc.

Dated: September 10, 2009	By:	/s/ William L. Yde III
William L. Yde III, Chief Executive Officer
and President (Principal Executive Officer)

Dated: September 10, 2009	By:	/s/ Scott E. Cody
Scott E. Cody, Chief Financial Officer
and Chief Operating Officer (Principal Financial and Accounting Officer)